Tableau Announces Second Quarter 2014 Financial Results

SEATTLE, Wash. – July 31, 2014 - Tableau Software (NYSE: DATA) today reported results for its second quarter ended June 30, 2014.

•	Total revenues were $90.7 million, up 82% year over year.

•	License revenues were $60.4 million, up 80% year over year.

•	Diluted GAAP loss per share was $0.07; diluted non-GAAP earnings per share were $0.05.

"We continued our momentum in the second quarter with over 80% revenue growth," said Christian Chabot, CEO and President.  "With the new Tableau 8.2 release, we brought Tableau to the Mac and enabled our customers to tell stories with data in a new way."

Financial Highlights for the Second Quarter Ended June 30, 2014
Total revenues for the second quarter of 2014 were $90.7 million, representing an 82% increase from the second quarter of 2013. License revenues were $60.4 million, representing an 80% increase from the second quarter of 2013.
GAAP operating loss for the second quarter of 2014 was $4.1 million, compared to a GAAP operating loss of $2.3 million for the second quarter of 2013. GAAP net loss for the second quarter of 2014 was $4.6 million, or $0.07 per diluted common share, compared to a GAAP net loss of $2.6 million, or $0.05 per diluted common share for the second quarter of 2013.
Non-GAAP operating income, which excludes stock-based compensation, was $7.0 million for the second quarter of 2014, compared to a non-GAAP operating income of $1.0 million for the second quarter of 2013. Non-GAAP net income was $3.2 million for the second quarter of 2014, or $0.05 per diluted common share, compared to non-GAAP net income of $0.3 million, or $0.01 per diluted common share for the second quarter of 2013.

Recent Business Highlights
In addition to growing revenues, Tableau achieved other notable business milestones:

•	Launched Tableau 8.2, bringing Tableau to the Mac and storytelling to everyone with a new Story Points feature.

•	Recognized by Gartner as the fastest growing business intelligence software provider for 2013.

•	Closed 157 sales orders greater than $100,000 and added over 2,200 new customer accounts in the second quarter of 2014.

•	International revenues were up more than 100% over the prior year quarter.

•	Held four regional Tableau Conferences in Sydney, The Hague, Munich and London, with over 1,000 customer and partner attendees in total.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss Tableau’s second quarter of 2014 financial results and the outlook for the third quarter of 2014 and full year 2014. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau’s website at http://investors.tableausoftware.com. The live call can be accessed by dialing (855) 592-5013 (U.S.) or (678) 224-7834 (outside the U.S.) and referencing passcode: 72823698. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 72823698.

About Tableau
Tableau Software (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 21,000 customer accounts get rapid results with Tableau in the office and on-the-go. And tens of thousands of people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableausoftware.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the company’s growth momentum and the company’s expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau’s ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau’s ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau’s Annual Report on Form 10-K filed on February 27, 2014, and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, from net income (loss). Non-GAAP earnings (loss) per diluted common share is calculated by dividing non-GAAP net income (loss) by weighted average diluted shares outstanding. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau’s business.

Investor Contact:
Joni Davis
Tableau Director, Investor Relations
206.633.3400 x5523
jdavis@tableausoftware.com

Carolyn Bass or Jacob Moelter
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Senior PR Manager
206.633.3400 x5648
djarman@tableausoftware.com

Tableau Software, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
License	$60,354	$33,518	$108,799	$59,944
Maintenance and services	30,319	16,366	56,425	29,958
Total revenues	90,673	49,884	165,224	89,902
Cost of revenues
License	131	110	295	286
Maintenance and services	8,509	4,236	15,538	7,610
Total cost of revenues (1)	8,640	4,346	15,833	7,896
Gross profit	82,033	45,538	149,391	82,006
Operating expenses
Sales and marketing (1)	50,050	27,565	89,371	51,237
Research and development (1)	25,990	14,135	48,164	27,076
General and administrative (1)	10,085	6,118	17,842	11,719
Total operating expenses	86,125	47,818	155,377	90,032
Operating loss	(4,092)	(2,280)	(5,986)	(8,026)
Other expense, net	(309)	(119)	(516)	(173)
Loss before income tax expense (benefit)	(4,401)	(2,399)	(6,502)	(8,199)
Income tax expense (benefit)	173	176	3,701	(1,589)
Net loss	$(4,574)	$(2,575)	$(10,203)	$(6,610)

Net loss per share attributable to common stockholders:
Basic	$(0.07)	$(0.05)	$(0.15)	$(0.16)
Diluted	$(0.07)	$(0.05)	$(0.15)	$(0.16)

Weighted average shares used to compute net loss per share attributable to common stockholders
Basic	68,292	46,893	65,882	40,867
Diluted	68,292	46,893	65,882	40,867

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Cost of revenues	$504	$105	$843	$178
Sales and marketing	4,302	1,245	7,461	2,064
Research and development	4,817	1,277	8,221	2,312
General and administrative	1,425	677	2,486	1,249

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$627,314	$252,674
Accounts receivable, net	56,444	61,158
Prepaid expenses and other current assets	7,629	7,180
Income taxes receivable	2,069	2,033
Deferred income taxes	8,998	9,136
Total current assets	702,454	332,181
Property and equipment, net	43,151	21,338
Deferred income taxes	792	589
Deposits and other assets	872	819
Total assets	$747,269	$354,927
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,386	$2,178
Accrued compensation and employee related benefits	21,877	27,187
Accrued liabilities	12,471	8,456
Income taxes payable	235	178
Deferred revenue	78,424	66,290
Total current liabilities	118,393	104,289
Deferred revenue	5,053	3,264
Other long-term liabilities	13,637	2,714
Total liabilities	137,083	110,267
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	615,032	239,406
Accumulated other comprehensive income (loss)	32	(71)
Retained earnings (accumulated deficit)	(4,885)	5,318
Total stockholders’ equity	610,186	244,660
Total liabilities and stockholders’ equity	$747,269	$354,927

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(10,203)	$(6,610)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	5,542	2,738
Provision for doubtful accounts	(43)	29
Stock-based compensation expense	19,011	5,803
Excess tax benefit from stock-based compensation	(3,146)	(308)
Deferred income taxes	3,176	256
Changes in operating assets and liabilities
Accounts receivable	4,747	(2,835)
Prepaid expenses, deposits and other assets	(455)	(1,799)
Income taxes receivable	(36)	(2,761)
Deferred revenue	14,036	10,991
Accounts payable and accrued liabilities	(212)	3,949
Income taxes payable	53	199
Net cash provided by operating activities	32,470	9,652
Investing activities
Purchase of property and equipment	(14,478)	(6,344)
Net cash used in investing activities	(14,478)	(6,344)
Financing activities
Proceeds from public offering, net of underwriters discount and offering costs	344,097	176,974
Proceeds from exercise of stock options	9,388	1,572
Excess tax benefit from stock-based compensation	3,146	308
Net cash provided by financing activities	356,631	178,854
Effect of exchange rate changes on cash and cash equivalents	17	(53)
Net increase in cash and cash equivalents	374,640	182,109
Cash and cash equivalents
Beginning of period	252,674	39,302
End of period	$627,314	$221,411

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$82,033	$45,538	$149,391	$82,006
Excluding: Stock-based compensation expense attributable to cost of revenues	504	105	843	178
Non-GAAP gross profit	$82,537	$45,643	$150,234	$82,184

Reconciliation of gross margin to non-GAAP gross margin:
GAAP gross margin	90.5%	91.3%	90.4%	91.2%
Excluding: Stock-based compensation expense	0.6	0.2	0.5	0.2
Non-GAAP gross margin	91.0%	91.5%	90.9%	91.4%

Reconciliation of operating loss to non-GAAP operating income (loss):
Operating loss	$(4,092)	$(2,280)	$(5,986)	$(8,026)
Excluding: Stock-based compensation expense	11,048	3,304	19,011	5,803
Non-GAAP operating income (loss)	$6,956	$1,024	$13,025	$(2,223)

Reconciliation of operating margin to non-GAAP operating margin:
GAAP operating margin	(4.5)%	(4.6)%	(3.6)%	(8.9)%
Excluding: Stock-based compensation expense	12.2	6.6	11.5	6.5
Non-GAAP operating margin	7.7%	2.1%	7.9%	(2.5)%

Reconciliation of net loss to non-GAAP net income (loss):
Net loss	$(4,574)	$(2,575)	$(10,203)	$(6,610)
Excluding: Stock-based compensation expense, net of tax	7,764	2,891	13,042	5,118
Non-GAAP net income (loss)	$3,190	$316	$2,839	$(1,492)

Non-GAAP net income (loss) per share attributable to common stockholders:
Basic	$0.05	$0.01	$0.04	$(0.04)
Diluted	$0.05	$0.01	$0.04	$(0.04)

Weighted average shares used to compute non-GAAP net income (loss) per share attributable to common stockholders:
Basic	68,292	46,893	65,882	40,867
Diluted	68,292	46,893	65,882	40,867